EXHIBIT 99.1

StoneX Group Inc. Reports Fiscal 2026 Third Quarter Financial Results

Quarterly Net Operating Revenues of $719.7 million, up 47%
Quarterly Net Income of $127.9 million, Quarterly ROE of 18.4%
Quarterly Diluted EPS of $1.00 per share

NEW YORK – August 5, 2026 – StoneX Group Inc. (the “Company”; NASDAQ: SNEX), a leading financial services franchise connecting clients to global markets, today announced its financial results for the fiscal 2026 third quarter ended June 30, 2026.
“We are pleased to report another strong quarter of year-over-year growth in the third quarter of fiscal 2026,” said Philip Smith, the Company’s Chief Executive Officer. “We continue to deliver double-digit growth in our Commercial, Institutional and Payments segments, reflecting the increasing value of the StoneX ecosystem to our expanding client base. We are also beginning to realize the benefits of the successful integration of the R.J. O’Brien acquisition, further strengthening our market position and establishing StoneX as the largest non-bank FCM,” continued Mr. Smith. “We believe the depth and breadth of our ecosystem continues to position us for growth and we remain focused on providing our clients with best-in-class service and execution,” Mr. Smith concluded.

StoneX Group Inc. Summary Financials
Consolidated financial statements for the Company will be included in our Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission (the “SEC”). Upon filing, the Quarterly Report on Form 10-Q will also be made available on the Company’s website at www.stonex.com.

	Three Months Ended June 30,			Nine Months Ended June 30,
(Unaudited) (in millions, except share and per share amounts)	2026	2025	% Change	2026	2025	% Change
Revenues:
Sales of physical commodities	$38,772.3	$33,839.9	15%	$120,758.3	$96,883.6	25%
Principal gains, net	404.8	334.0	21%	1,253.0	943.4	33%
Commission and clearing fees	332.0	166.0	100%	984.5	479.6	105%
Consulting, management, and account fees	69.6	46.2	51%	214.7	138.3	55%
Interest income	614.3	442.7	39%	1,773.3	1,209.9	47%
Total revenues	40,193.0	34,828.8	15%	124,983.8	99,654.8	25%
Cost of sales of physical commodities	38,725.0	33,804.5	15%	120,510.8	96,730.2	25%
Operating revenues	1,468.0	1,024.3	43%	4,473.0	2,924.6	53%
Transaction-based clearing expenses	144.3	94.9	52%	429.6	273.2	57%
Introducing broker commissions	93.1	49.7	87%	283.7	139.5	103%
Interest expense	484.1	371.3	30%	1,406.9	994.1	42%
Interest expense on corporate funding	26.8	20.1	33%	79.6	50.1	59%
Net operating revenues	719.7	488.3	47%	2,273.2	1,467.7	55%
Variable compensation and benefits	244.0	143.9	70%	708.4	423.9	67%
Net contribution	475.7	344.4	38%	1,564.8	1,043.8	50%
Fixed compensation and benefits	149.8	123.4	21%	448.5	363.0	24%
Trading systems and market information	25.7	21.3	21%	76.5	60.8	26%
Professional fees	5.9	23.9	(75)%	57.1	59.4	(4)%
Non-trading technology and support	30.1	21.1	43%	85.1	61.7	38%
Occupancy and equipment rental	16.3	14.3	14%	50.3	40.4	25%
Selling and marketing	16.6	13.0	28%	44.7	38.4	16%
Travel and business development	10.9	7.9	38%	39.5	23.4	69%
Communications	3.3	2.2	50%	10.7	6.4	67%
Depreciation and amortization	26.9	14.9	81%	78.8	46.2	71%
Bad debts, net of recoveries	(1.0)	0.4	n/m	12.6	2.3	448%
Other	29.7	15.1	97%	84.4	46.6	81%
Total fixed compensation and other expenses	314.2	257.5	22%	988.2	748.6	32%
Other (losses) gains, net	(1.7)	(1.3)	n/m	(4.8)	4.4	n/m
Income before tax	159.8	85.6	87%	571.8	299.6	91%
Income tax expense	31.9	22.2	44%	130.6	79.4	64%
Net income	$127.9	$63.4	102%	$441.2	$220.2	100%
Earnings per share:(1)
Basic	$1.07	$0.57	88%	$3.72	$2.02	84%
Diluted	$1.00	$0.54	85%	$3.49	$1.92	82%
Weighted-average number of common shares outstanding:(1)
Basic	115,856,734	106,010,592	9%	114,793,795	105,240,726	9%
Diluted	124,482,194	112,392,368	11%	122,666,708	110,931,142	11%

Return on equity (“ROE”)(2)	18.4%	13.1%		22.3%	15.9%
ROE on tangible book value(2)	25.0%	13.8%		31.2%	16.7%
n/m = not meaningful to present as a percentage

(1)	On July 17, 2026 and March 20, 2026, the Company effected three-for-two stock dividends to stockholders of record as of July 7, 2026 and March 10, 2026, respectively. The stock splits increased the number of shares of common stock outstanding. All share and per share amounts have been retroactively adjusted for the stock splits.
(2)	The Company calculates ROE on stated book value based on net income divided by the average stockholders’ equity, calculated based on average monthly total stockholders’ equity amounts. For the calculation of ROE on tangible book value, the amount of goodwill and intangibles, net is excluded from stockholders’ equity.

The following table presents our consolidated operating revenues by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Segment operating revenues represented by:
Commercial	$452.2	$229.3	97%	$1,417.2	$713.9	99%
Institutional	875.3	626.0	40%	2,609.7	1,726.8	51%
Self-Directed/Retail	96.3	110.7	(13)%	297.2	324.5	(8)%
Payments	60.3	53.3	13%	173.3	161.7	7%
Corporate	2.8	15.7	(82)%	34.7	43.5	(20)%
Eliminations	(18.9)	(10.7)	77%	(59.1)	(45.8)	29%
Operating revenues	$1,468.0	$1,024.3	43%	$4,473.0	$2,924.6	53%

The following table presents our consolidated income by segment for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Segment income represented by:
Commercial	$181.4	$82.7	119%	$604.8	$284.0	113%
Institutional	129.9	87.4	49%	390.1	252.0	55%
Self-Directed/Retail	24.9	38.7	(36)%	73.4	115.2	(36)%
Payments	34.4	28.1	22%	100.1	86.7	15%
Total segment income	$370.6	$236.9	56%	$1,168.4	$737.9	58%
Reconciliation of segment income to income before tax:
Segment income	$370.6	$236.9	56%	$1,168.4	$737.9	58%
Net operating loss within Corporate (1)	(39.8)	(10.9)	265%	(92.7)	(40.6)	128%
Overhead costs, net of shared services	(169.5)	(140.4)	21%	(502.4)	(397.7)	26%
Other loss	(1.5)	—	n/m	(1.5)	—	n/m
Income before tax	$159.8	$85.6	87%	$571.8	$299.6	91%

(1)	Includes interest expense on corporate funding.

Key Operating Metrics
The tables below present operating revenues disaggregated across the key products we provide to our clients and select operating data and metrics used by management in evaluating our performance, for the periods indicated.

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Operating Revenues (in millions):
Listed derivatives	$284.3	$126.4	125%	$871.2	$366.6	138%
Over-the-counter (“OTC”) derivatives	101.8	58.9	73%	284.0	155.8	82%
Securities	604.2	485.7	24%	1,768.0	1,314.2	35%
FX/Contracts for difference (“CFD”) contracts	70.9	87.4	(19)%	217.2	256.9	(15)%
Payments	59.1	52.3	13%	169.6	158.3	7%
Physical contracts	115.4	55.9	106%	462.2	221.1	109%
Interest/fees earned on client balances	169.0	102.9	64%	499.2	312.2	60%
Other (1)	79.4	49.8	59%	226.0	141.8	59%
Corporate	2.8	15.7	(82)%	34.7	43.5	(20)%
Eliminations	(18.9)	(10.7)	77%	(59.1)	(45.8)	29%
	$1,468.0	$1,024.3	43%	$4,473.0	$2,924.6	53%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(2)	97,944	56,759	73%	279,217	171,092	63%
Listed derivatives, average rate per contract (“RPC”)(3)	$2.61	$2.13	23%	$2.78	$2.06	35%
Average client equity - listed derivatives (millions)(2)	$15,007	$6,558	129%	$14,069	$6,606	113%
OTC derivatives (contracts, 000’s)	1,924	1,018	89%	4,438	2,774	60%
OTC derivatives, average RPC	$53.50	$58.06	(8)%	$64.74	$56.68	14%
Securities average daily volume (“ADV”) (millions)	$12,263	$9,219	33%	$11,635	$8,953	30%
Securities rate per million (“RPM”)(4)	$302	$276	9%	$297	$264	13%
Average money market/FDIC sweep client balances (millions)	$1,181	$1,208	(2)%	$1,212	$1,229	(1)%
FX/CFD contracts ADV (millions)	$10,780	$12,190	(12)%	$11,310	$11,805	(4)%
FX/CFD contracts RPM	$102	$111	(8)%	$99	$114	(13)%
Payments ADV (millions)	$96	$80	20%	$94	$81	16%
Payments RPM	$9,915	$10,614	(7)%	$9,700	$10,515	(8)%

Adjusted EBITDA (in millions)(5)	$229.5	$135.1	70%	$777.3	$426.7	82%

(1)	Other operating revenue primarily includes consulting, management and account fees related to prime services, investment banking and advisory services, as well as interest income associated with securities lending activities.
(2)
The acquisition of the R.J. O’Brien global business (“RJO”), effective July 31, 2025, contributed 32.0 million and 100.8 million listed derivative contracts and $6.6 billion and $6.3 billion in average client equity for the three and nine months ended June 30, 2026, respectively.

(3)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average rate per contract.
(4)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM while interest income related to securities lending is excluded.
(5)	Adjusted EBITDA is a non-GAAP measure. See Appendix - Non-GAAP Financial Information for further information.

Interest expense

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Interest expense attributable to:
Trading activities:
Institutional dealer in fixed income securities	$365.3	$295.5	24%	$1,083.1	$751.7	44%
Securities borrowing	29.2	25.0	17%	79.6	68.4	16%
Client balances on deposit	63.5	34.8	82%	182.5	99.7	83%
Short-term financing facilities of subsidiaries and other direct interest of operating segments	26.1	16.0	63%	61.7	74.3	(17)%
	484.1	371.3	30%	1,406.9	994.1	42%
Corporate funding	26.8	20.1	33%	79.6	50.1	59%
Total interest expense	$510.9	$391.4	31%	$1,486.5	$1,044.2	42%
The increase in interest expense attributable to fixed income securities and securities borrowing was principally due to the growth in the size of the security repo and securities lending businesses. The business activities of RJO added an incremental $27.4 million and $80.5 million of interest expense, with $25.1 million and $73.0 million attributable to client balances for the three and nine months ended June 30, 2026.
The increase in interest expense attributable to corporate funding was principally due to the issuance of $625 million in aggregate principal amount of the Notes due 2032, which closed on July 8, 2025. The three and nine months ended June 30, 2025 included $6.5 million of bridge loan financing fees related to the June 2025 renewal of the corporate revolving credit facility and the issuance of the Notes due 2032.
The table below presents a disaggregation of consolidated net operating revenues used by management in evaluating our performance, for the periods indicated:

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net Operating Revenues (in millions):
Listed derivatives	$121.2	$56.9	113%	$384.4	$167.1	130%
OTC derivatives	101.9	58.8	73%	284.0	155.6	83%
Securities	171.3	125.5	36%	486.5	348.1	40%
FX/CFD contracts	62.4	77.4	(19)%	189.3	230.2	(18)%
Payments	55.1	49.1	12%	159.1	149.8	6%
Physical contracts	87.4	33.3	162%	387.4	159.0	144%
Interest, net / fees earned on client balances	111.9	73.9	51%	335.1	225.8	48%
Other (1)	48.3	24.3	99%	140.1	72.7	93%
Corporate	(39.8)	(10.9)	265%	(92.7)	(40.6)	128%
	$719.7	$488.3	47%	$2,273.2	$1,467.7	55%

(1)	Other net operating revenues primarily includes consulting, management and account fees related to prime services, investment banking and advisory services, as well as interest income, net of interest expense associated with securities lending activities and subordinated debt.
Variable vs. Fixed Expenses
The table below sets forth our variable expenses and non-variable expenses as a percentage of total non-interest expenses for the periods indicated.

	Three Months Ended June 30,				Nine Months Ended June 30,
(in millions)	2026	% of Total	2025	% of Total	2026	% of Total	2025	% of Total
Variable compensation and benefits	$244.0	30%	$143.9	26%	$708.4	29%	$423.9	27%
Transaction-based clearing expenses	144.3	18%	94.9	18%	429.6	17%	273.2	17%
Introducing broker commissions	93.1	12%	49.7	9%	283.7	12%	139.5	9%
Total variable expenses	481.4	60%	288.5	53%	1,421.7	58%	836.6	53%
Fixed compensation and benefits	149.8	19%	123.4	23%	448.5	19%	363.0	23%
Other fixed expenses	165.4	21%	133.7	24%	527.1	22%	383.3	24%
Bad debts, net of recoveries	(1.0)	—%	0.4	—%	12.6	1%	2.3	—%
Total non-variable expenses	314.2	40%	257.5	47%	988.2	42%	748.6	47%
Total non-interest expenses	$795.6	100%	$546.0	100%	$2,409.9	100%	$1,585.2	100%

Other (Losses) Gains, net
The results of the three months ended June 30, 2026 included a $1.5 million charge on the abandonment of certain capitalized expenditures and an equity investment loss of $0.2 million. The results of the three months ended June 30, 2025 included a $2.3 million loss on disposal of certain capitalized hardware expenditures, partially offset by a gain of $1.0 million resulting from proceeds received from a class action settlement.
Segment Results
Our business activities are managed through four operating segments, including Commercial, Institutional, Self-Directed/Retail and Payments.
The tables below present the financial performance, a disaggregation of operating revenues, select operating data and metrics, and a disaggregation of net operating revenue used by management in evaluating the performance of our segments, for the periods indicated.
During the three month period ended September 30, 2025, our acquisition of RJO triggered a reassessment of the financial information reviewed by management. We determined the acquired business activities of RJO were similar to our existing businesses, and the reassessment confirmed the current composition of the Company’s operating segments, except for one change resulting in the combination of all physical trading capabilities in precious metals being reported within the Commercial segment. Previously, the Self-Directed/Retail segment contained a portion of our precious metals activities. All segment information has been revised to reflect all precious metals business within the Commercial segment retroactive to October 1, 2024.
Additional information on the performance of our segments will be included in our Quarterly Report on Form 10-Q to be filed with the SEC.

Commercial

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Revenues:
Sales of physical commodities	$38,772.3	$33,839.9	15%	$120,758.3	$96,883.6	25%
Principal gains, net	178.0	88.8	100%	523.2	238.3	120%
Commission and clearing fees	125.6	55.1	128%	359.4	158.1	127%
Consulting, management and account fees	8.4	7.1	18%	28.6	21.8	31%
Interest income	92.9	42.9	117%	258.5	142.3	82%
Total revenues	39,177.2	34,033.8	15%	121,928.0	97,444.1	25%
Cost of sales of physical commodities	38,725.0	33,804.5	15%	120,510.8	96,730.2	25%
Operating revenues	452.2	229.3	97%	1,417.2	713.9	99%
Transaction-based clearing expenses	36.5	21.5	70%	108.7	58.2	87%
Introducing broker commissions	51.8	12.8	305%	153.4	37.2	312%
Interest expense	37.5	23.5	60%	102.2	61.2	67%
Net operating revenues	326.4	171.5	90%	1,052.9	557.3	89%
Variable compensation and benefits	80.6	44.5	81%	256.8	141.6	81%
Net contribution	245.8	127.0	94%	796.1	415.7	92%
Fixed compensation and benefits	24.4	19.9	23%	71.4	56.8	26%
Other fixed expenses	41.3	25.4	63%	109.8	75.0	46%
Bad debts, net of recoveries	(1.3)	—	n/m	10.1	0.9	n/m
Non-variable direct expenses	64.4	45.3	42%	191.3	132.7	44%
Other gains	—	1.0	(100)%	—	1.0	(100)%
Segment income	181.4	82.7	119%	604.8	284.0	113%
Allocation of overhead costs	12.4	9.9	25%	36.4	29.5	23%
Segment income, less allocation of overhead costs	$169.0	$72.8	132%	$568.4	$254.5	123%

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Operating Revenues (in millions):
Listed derivatives	$152.5	$72.7	110%	$446.2	$210.4	112%
OTC derivatives	101.8	58.9	73%	284.0	155.8	82%
Physical contracts	115.4	55.9	106%	462.2	221.1	109%
Interest/fees earned on client balances	75.7	35.4	114%	203.0	106.7	90%
Other	6.8	6.4	6%	21.8	19.9	10%
	$452.2	$229.3	97%	$1,417.2	$713.9	99%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(1)	17,911	13,081	37%	55,643	35,124	58%
Listed derivatives, average RPC(2)	$8.18	$5.33	53%	$7.69	$5.77	33%
Average client equity - listed derivatives (millions)(1)	$4,544	$1,734	162%	$4,281	$1,732	147%
OTC derivatives (contracts, 000’s)	1,924	1,018	89%	4,438	2,774	60%
OTC derivatives, average RPC	$53.50	$58.06	(8)%	$64.74	$56.68	14%

(1)
The acquisition of RJO, effective July 31, 2025, contributed 5.0 million and 15.9 million listed derivative contracts and $2.1 billion and $2.1 billion in average client equity for the three and nine months ended June 30, 2026, respectively.

(2)	Give-up fee revenues, related to contract execution for clients of other FCMs, as well as cash and voice brokerage revenues are excluded from the calculation of listed derivatives, average RPC.

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net Operating Revenues (in millions):
Listed derivatives	$68.6	$42.3	62%	$197.6	$126.2	57%
OTC derivatives	101.9	58.8	73%	284.0	155.6	83%
Physical contracts	87.4	33.3	162%	387.4	159.0	144%
Interest/fees earned on client balances	62.4	30.7	103%	164.2	96.6	70%
Other	6.1	6.4	(5)%	19.7	19.9	(1)%
	$326.4	$171.5	90%	$1,052.9	$557.3	89%

Institutional

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	119.7	115.6	4%	386.2	332.1	16%
Commission and clearing fees	192.7	97.2	98%	578.1	278.3	108%
Consulting, management and account fees	43.5	20.6	111%	128.9	61.4	110%
Interest income	519.4	392.6	32%	1,516.5	1,055.0	44%
Total revenues	875.3	626.0	40%	2,609.7	1,726.8	51%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	875.3	626.0	40%	2,609.7	1,726.8	51%
Transaction-based clearing expenses	101.0	67.5	50%	298.6	197.6	51%
Introducing broker commissions	15.0	7.8	92%	46.7	23.1	102%
Interest expense	447.0	350.6	27%	1,312.4	941.0	39%
Net operating revenues	312.3	200.1	56%	952.0	565.1	68%
Variable compensation and benefits	119.8	63.7	88%	341.3	182.4	87%
Net contribution	192.5	136.4	41%	610.7	382.7	60%
Fixed compensation and benefits	31.7	21.6	47%	94.8	62.0	53%
Other fixed expenses	30.6	25.1	22%	121.4	67.8	79%
Bad debts, net of recoveries	0.3	—	n/m	1.9	(0.1)	n/m
Non-variable direct expenses	62.6	46.7	34%	218.1	129.7	68%
Other losses	—	(2.3)	(100)%	(2.5)	(1.0)	150%
Segment income	129.9	87.4	49%	$390.1	$252.0	55%
Allocation of overhead costs	15.2	14.9	2%	44.6	44.8	—%
Segment income, less allocation of overhead costs	$114.7	$72.5	58%	$345.5	$207.2	67%

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Operating Revenues (in millions):
Listed derivatives	$131.8	$53.7	145%	$425.0	$156.2	172%
Securities	573.8	456.1	26%	1,671.8	1,228.4	36%
FX contracts	6.2	7.8	(21)%	20.0	25.3	(21)%
Interest/fees earned on client balances	92.6	67.0	38%	294.3	203.7	44%
Other	70.9	41.4	71%	198.6	113.2	75%
	$875.3	$626.0	40%	$2,609.7	$1,726.8	51%

Volumes and Other Select Data:
Listed derivatives (contracts, 000’s)(1)	80,034	43,678	83%	223,574	135,969	64%
Listed derivatives, average RPC(2)	$1.36	$1.17	16%	$1.56	$1.10	42%
Average client equity - listed derivatives (millions)(1)	$10,462	$4,825	117%	$9,789	$4,874	101%
Securities ADV (millions)	$12,263	$9,219	33%	$11,635	$8,953	30%
Securities RPM(3)	$302	$276	9%	$297	$264	13%
Average money market/FDIC sweep client balances (millions)	$1,181	$1,208	(2)%	$1,212	$1,229	(1)%
FX contracts ADV (millions)	$3,975	$2,913	36%	$3,221	$3,320	(3)%
FX contracts RPM	$25	$41	(39)%	$32	$39	(18)%

(1)
The acquisition of RJO, effective July 31, 2025, contributed 27.0 million and 84.9 million listed derivative contracts and $4.5 billion and $4.1 billion in average client equity for the three and nine months ended June 30, 2026, respectively.

(2)	Give-up fees, related to contract execution for clients of other FCMs, are excluded from the calculation of listed derivatives, average RPC.
(3)	Interest expense associated with our fixed income activities is deducted from operating revenues in the calculation of Securities RPM, while interest income related to securities lending is excluded.

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net Operating Revenues (in millions):
Listed derivatives	$52.6	$14.6	260%	$186.8	$40.9	357%
Securities	164.8	119.8	38%	463.1	329.9	40%
FX contracts	5.6	7.2	(22)%	18.3	22.8	(20)%
Interest/fees earned on client balances	48.9	42.7	15%	169.1	127.4	33%
Other	40.4	15.8	156%	114.7	44.1	160%
	$312.3	$200.1	56%	$952.0	$565.1	68%

Self-Directed/Retail

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	59.6	72.1	(17)%	180.1	209.1	(14)%
Commission and clearing fees	13.8	12.6	10%	44.3	39.8	11%
Consulting, management and account fees	15.9	17.6	(10)%	50.5	51.3	(2)%
Interest income	7.0	8.4	(17)%	22.3	24.3	(8)%
Total revenues	96.3	110.7	(13)%	297.2	324.5	(8)%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	96.3	110.7	(13)%	297.2	324.5	(8)%
Transaction-based clearing expenses	3.3	3.6	(8)%	11.4	10.2	12%
Introducing broker commissions	26.7	27.9	(4)%	81.5	76.1	7%
Interest expense	1.9	1.8	6%	6.2	5.5	13%
Net operating revenues	64.4	77.4	(17)%	198.1	232.7	(15)%
Variable compensation and benefits	4.8	3.7	30%	14.2	11.1	28%
Net contribution	59.6	73.7	(19)%	183.9	221.6	(17)%
Fixed compensation and benefits	8.6	8.0	8%	24.5	26.1	(6)%
Other fixed expenses	26.1	26.6	(2)%	85.4	83.2	3%
Bad debts, net of recoveries	—	0.4	(100)%	0.6	1.5	(60)%
Non-variable direct expenses	34.7	35.0	(1)%	110.5	110.8	—%
Other gain	—	—	—%	—	4.4	(100)%
Segment income	24.9	38.7	(36)%	73.4	115.2	(36)%
Allocation of overhead costs	15.1	12.6	20%	46.0	37.9	21%
Segment income, less allocation of overhead costs	$9.8	$26.1	(62)%	$27.4	$77.3	(65)%

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Operating Revenues (in millions):
Securities	$30.4	$29.6	3%	$96.2	$85.8	12%
FX/CFD contracts	64.7	79.6	(19)%	197.2	231.6	(15)%
Interest/fees earned on client balances	0.7	0.5	40%	1.9	1.8	6%
Other	0.5	1.0	(50)%	1.9	5.3	(64)%
	$96.3	$110.7	(13)%	$297.2	$324.5	(8)%

Volumes and Other Select Data:
FX/CFD contracts ADV (millions)	$6,805	$9,277	(27)%	$8,089	$8,485	(5)%
FX/CFD contracts RPM	$147	$133	11%	$126	$143	(12)%

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net Operating Revenues (in millions):
Securities	$6.5	$5.7	14%	$23.4	$18.2	29%
FX/CFD contracts	56.8	70.2	(19)%	171.0	207.4	(18)%
Interest/fees earned on client balances	0.6	0.5	20%	1.8	1.8	—%
Other	0.5	1.0	(50)%	1.9	5.3	(64)%
	$64.4	$77.4	(17)%	$198.1	$232.7	(15)%

Payments

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Revenues:
Sales of physical commodities	$—	$—	—%	$—	$—	—%
Principal gains, net	56.7	51.1	11%	163.7	153.2	7%
Commission and clearing fees	2.3	1.8	28%	6.6	5.2	27%
Consulting, management, account fees	0.9	0.1	800%	2.0	1.9	5%
Interest income	0.4	0.3	33%	1.0	1.4	(29)%
Total revenues	60.3	53.3	13%	173.3	161.7	7%
Cost of sales of physical commodities	—	—	—%	—	—	—%
Operating revenues	60.3	53.3	13%	173.3	161.7	7%
Transaction-based clearing expenses	2.5	1.9	32%	6.7	5.4	24%
Introducing broker commissions	1.3	1.2	8%	3.6	3.1	16%
Interest expense	0.1	—	n/m	0.1	—	n/m
Net operating revenues	56.4	50.2	12%	162.9	153.2	6%
Variable compensation and benefits	9.4	8.9	6%	26.8	26.8	—%
Net contribution	47.0	41.3	14%	136.1	126.4	8%
Fixed compensation and benefits	4.6	7.1	(35)%	14.8	21.1	(30)%
Other fixed expenses	7.8	6.1	28%	20.4	18.6	10%
Bad debts, net of recoveries	—	—	—%	—	—	—%
Total non-variable direct expenses	12.4	13.2	(6)%	35.2	39.7	(11)%
Other loss	(0.2)	—	n/m	(0.8)	—	n/m
Segment income	34.4	28.1	22%	100.1	86.7	15%
Allocation of overhead costs	4.1	5.6	(27)%	12.2	16.9	(28)%
Segment income, less allocation of overhead costs	$30.3	$22.5	35%	$87.9	$69.8	26%

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Operating Revenues (in millions):
Payments	$59.1	$52.3	13%	$169.6	$158.3	7%
Other	1.2	1.0	20%	3.7	3.4	9%
	$60.3	$53.3	13%	$173.3	$161.7	7%

Volumes and Other Select Data:
Payments ADV (millions)	$96	$80	20%	$94	$81	16%
Payments RPM	$9,915	$10,614	(7)%	$9,700	$10,515	(8)%

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net Operating Revenues (in millions):
Payments	$55.1	$49.1	12%	$159.1	$149.8	6%
Other	1.3	1.1	18%	3.8	3.4	12%
	$56.4	$50.2	12%	$162.9	$153.2	6%

Overhead Costs
We incur overhead costs, including certain shared services such as information technology, accounting and treasury, credit and risk, legal and compliance, and human resources and other activities. The following table provides information regarding overhead costs and expenses. The allocation of overhead costs to operating segments includes costs associated with compliance, technology, and credit and risk costs. The share of allocated costs is based on resources consumed by the relevant businesses. In addition, the allocation of human resources and occupancy costs is principally based on employee costs within the relevant businesses.

	Three Months Ended June 30,			Nine Months Ended June 30,
(in millions)	2026	2025	% Change	2026	2025	% Change
Compensation and benefits:
Variable compensation and benefits	$29.4	$23.1	27%	$69.3	$62.0	12%
Fixed compensation and benefits	80.5	66.8	21%	243.0	197.0	23%
	109.9	89.9	22%	312.3	259.0	21%
Other expenses:
Occupancy and equipment rental	14.2	12.7	12%	44.0	36.9	19%
Non-trading technology and support	25.7	17.3	49%	72.5	49.5	46%
Professional fees	11.6	11.3	3%	35.8	28.9	24%
Depreciation and amortization	11.2	7.3	53%	31.2	20.9	49%
Communications	2.4	1.5	60%	7.5	4.4	70%
Selling and marketing	3.8	1.9	100%	9.7	5.1	90%
Trading systems and market information	5.9	5.1	16%	18.2	12.8	42%
Travel and business development	4.0	3.0	33%	19.1	8.2	133%
Other	9.6	7.9	22%	28.0	19.8	41%
	88.4	68.0	30%	266.0	186.5	43%
Overhead costs, before shared services	198.3	157.9	26%	578.3	445.5	30%
Shared services	(28.8)	(17.5)	65%	(75.9)	(47.8)	59%
Overhead costs, net of shared services	169.5	140.4	21%	502.4	397.7	26%
Allocation of overhead costs	(46.8)	(43.0)	9%	(139.2)	(129.1)	8%
Overhead costs, net of shared services, net of allocation to operating segments	$122.7	$97.4	26%	$363.2	$268.6	35%

Balance Sheet Summary
The following table below provides a summary of asset, liability and stockholders’ equity information for the periods indicated.

(Unaudited) (in millions, except for share and per share amounts)	June 30, 2026	September 30, 2025
Summary asset information:
Cash and cash equivalents	$2,194.3	$1,605.8
Cash, securities and other assets segregated under federal and other regulations	$6,270.6	$5,271.0
Securities purchased under agreements to resell	$15,820.5	$10,325.4
Securities borrowed	$3,007.2	$2,743.1
Deposits with and receivables from broker-dealers, clearing organizations and counterparties, net	$11,382.1	$12,890.7
Receivables from clients, net and notes receivable, net	$1,329.2	$1,333.9
Financial instruments owned, at fair value	$11,135.0	$8,604.4
Physical commodities inventory, net	$1,165.5	$917.5
Property and equipment, net	$165.7	$166.6
Operating right of use assets	$176.9	$161.9
Goodwill and intangible assets, net	$735.0	$736.2
Other	$664.0	$511.5

Summary liability and stockholders’ equity information:
Accounts payable and other accrued liabilities	$1,022.2	$888.8
Operating lease liabilities	$226.1	$211.7
Payables to clients	$21,161.0	$19,864.1
Payables to broker-dealers, clearing organizations and counterparties	$2,222.0	$963.4
Payables to lenders under loans	$660.7	$782.0
Senior secured borrowings, net	$1,160.9	$1,159.0
Securities sold under agreements to repurchase	$17,996.1	$13,551.0
Securities loaned	$2,955.7	$2,550.8
Financial instruments sold, not yet purchased, at fair value	$3,797.3	$2,919.8
Stockholders’ equity	$2,844.0	$2,377.4

Common stock outstanding - shares	119,995,698	117,419,470
Net asset value per share	$23.70	$20.25

Conference Call & Web Cast
A conference call to discuss the Company’s financial results will be held tomorrow, Thursday, August 6, 2026 at 9:00 a.m. Eastern time. The call may also include discussion of Company developments, and forward-looking and other material information about business and financial matters. A live webcast of the conference call as well as additional information to review during the call will be made available in PDF form on-line on the Company’s corporate web site at https://register-conf.media-server.com/register/BI082a743921f5404c91827f24dc2c4996 approximately ten minutes prior to the start time. Participants may preregister for the conference call here.
For those who cannot access the live broadcast, a replay of the call will be available at https://www.stonex.com.
About StoneX Group Inc.
StoneX Group Inc., through its subsidiaries, operates a global financial services network that connects companies, organizations, traders and investors to the global market ecosystem through a unique blend of digital platforms, end-to-end clearing and execution services, high touch service and deep expertise. The Company strives to be the one trusted partner to its clients, providing its network, product and services to allow them to pursue trading opportunities, manage their market risks, make investments and improve their business performance. A Fortune-500 company headquartered in New York City and listed on the Nasdaq Global Select Market (NASDAQ:SNEX), StoneX Group Inc. and its more than 5,200 employees serve more than 80,000 commercial, institutional, and payments clients, and more than 400,000 retail accounts, from more than 80 offices spread across six continents. Further information on the Company is available at www.stonex.com.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the Company’s financial condition, results of operations, business strategy, financial needs of the Company, impact of the R.J. O’Brien transaction. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to StoneX Group Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the control of the Company, including statements about the benefits of our acquisition of RJO, including expected synergies and future financial and operating results, the plans, objectives, expectations and intentions of StoneX with respect to the acquisition, adverse changes in economic, political and market conditions, including losses from our market-making and trading activities arising from counterparty failures, global trade policies and tariffs, the loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, uncertainty concerning fiscal or monetary policies established by central banks and financial regulators, the possibility of liabilities arising from violations of foreign, United States (“U.S.”) federal and U.S. state securities laws, the impact of changes in technology in the securities and commodities trading industries, and other risks discussed in our filings with the SEC, including Part I, Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2025. Although we believe that our forward-looking statements are based upon reasonable assumptions regarding our business and future market conditions, there can be no assurances that our actual results will not differ materially from any results expressed or implied by our forward-looking statements.
These forward-looking statements speak only as of the date of this press release. StoneX Group Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Appendix - Non-GAAP Financial Information
The following table reconciles net income to EBITDA(1) and Adjusted EBITDA(1).

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
(in millions)
Net income	$127.9	$63.4	102%	$441.2	$220.2	100%
Interest expense	510.9	391.4	31%	1,486.5	1,044.2	42%
Depreciation and amortization	26.9	14.9	81%	78.8	46.2	71%
Income tax expense	31.9	22.2	44%	130.6	79.4	64%
EBITDA	697.6	491.9	42%	2,137.1	1,390.0	54%
Amortization of share-based compensation	14.3	13.2	8%	42.3	35.2	20%
Interest expense attributable to trading activities	(484.1)	(371.3)	30%	(1,406.9)	(994.1)	42%
Other losses (gains), net	1.7	1.3	31%	4.8	(4.4)	n/m
Adjusted EBITDA	$229.5	$135.1	70%	$777.3	$426.7	82%
(1)EBITDA and Adjusted EBITDA are non-GAAP measures.
EBITDA, a non-GAAP measure used to measure operating performance, is defined as net income plus interest expense, depreciation and amortization, and income tax expense. Adjusted EBITDA represents EBITDA plus amortization of share-based compensation and less interest expense attributable to trading activities, including the credit facilities of our subsidiaries, gain on acquisitions, acquisition-related expenses, and gain on class action settlements.
Each of the EBITDA-based measures described above is not a presentation made in accordance with GAAP and should not be considered as an alternative to net income or any other performance measures derived in accordance with GAAP as a measure of operating performance or to cash flows as a measure of liquidity. Additionally, each such measure is not intended to be a measure of free cash flows available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Such measures have limitations as analytical tools, and you should not consider any of such measures in isolation or as substitutes for our results as reported under GAAP. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these EBITDA-based measures may not be comparable to other similarly titled measures of other companies.
The Company believes EBITDA is helpful in highlighting the business’s trends because EBITDA excludes the results of decisions that are outside the control of management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical operating results that reflect purchase accounting and the new capital structure.

StoneX Group Inc.
Investor inquiries:
Kevin Murphy
(212) 403 - 7296
kevin.murphy@stonex.com
SNEX-G